EXHIBIT 10.2


                                                                EXECUTION COPY

                                     WAIVER


     WAIVER, dated as of July 30, 2001 (this "Waiver"), under the Credit and Guarantee Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company"), REMINGTON CONSUMER PRODUCTS LIMITED, a United Kingdom corporation (the "U.K. Borrower" and collectively with the Company, "Borrowers"), the financial institutions parties thereto (the "Lenders"), FLEET NATIONAL BANK and BANQUE NATIONALE DE PARIS, as co-documentation agents (in such capacity, the "Co-Documentation Agents") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:


     WHEREAS, the Company and the U.K. Borrower have requested the Lenders to waive certain covenants in the Credit Agreement as set forth herein; and

     WHEREAS, the Lenders are willing to waive such covenants in the Credit Agreement on and subject to the terms and conditions thereof;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

     SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     SECTION 2. Waiver of Subsection 14.14 (Fixed Charge Coverage Ratio). Subsection 14.14 of the Credit Agreement is hereby waived in its entirety for the period commencing June 30, 2001 and ending August 15, 2001. On August 16, 2001 the Company shall be required to be in full compliance with its covenants as such covenants were in effect on June 30, 2001.

     SECTION 3. Waiver of Subsection 14.15 (Interest Expense Coverage Ratio). Subsection 14.15 of the Credit Agreement is hereby waived for the period commencing June 30, 2001 and ending August 15, 2001. On August 16, 2001 the Company shall be required to be in full compliance with its covenants as such covenants were in effect on June 30, 2001.

     SECTION 4. Waiver of Subsection 14.16 (Leverage Ratio and Senior Leverage Ratio). Subsections 14.16(a) and (b) of the Credit Agreement are hereby waived for the period commencing June 30, 2001 and ending August 15, 2001. On August 16, 2001 the Company shall be required to be in full compliance with its covenants as such covenants were in effect on June 30, 2001.


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



     SECTION 5. Representations and Warranties. The Company and the U.K. Borrower hereby represent and warrant to the Administrative Agent and each Lender that after giving effect to the waivers contained herein, the Borrowers hereby confirm, reaffirm and restate the representations and warranties set forth in Section 11 of the Credit Agreement as if made on and as of the Waiver Effective Date (as defined below), except as they may specifically relate to an earlier date; provided that such representations and warranties shall be and hereby are amended so that all references to the Agreement therein shall be deemed a reference to (i) the Credit Agreement, (ii) this Waiver and (iii) the Credit Agreement as amended by this Waiver.

     SECTION 6. Conditions Precedent. This Waiver shall become effective as of the date hereof (the "Waiver Effective Date") when each of the conditions precedent set forth below shall have been fulfilled:

     (a) Waiver. The Administrative Agent shall have received this Waiver, executed and delivered by a duly authorized officer of each of the Company, the U.K. Borrower and the Required Lenders.

     (b) No Default or Event of Default. On and as of the Waiver Effective Date and after giving effect to this Waiver and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

     (c) Representations and Warranties. The representations and warranties made by the Company and the U.K. Borrower in the Credit Agreement and herein after giving effect to this Waiver and the transactions contemplated hereby shall be true and correct in all material respects on and as of the Waiver Effective Date as if made on such date, except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

     SECTION 7. Continuing Effect of Credit Agreement. This Waiver shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     SECTION 8. Expenses. The Company and the U.K. Borrower agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with (a) the negotiation, preparation, execution and delivery of this Waiver and any other documents prepared in connection herewith, and consummation of the transactions contemplated hereby and thereby, including the fees and expenses of Simpson Thacher & Bartlett, counsel to the Administrative Agent, and (b) the enforcement or preservation of any rights under this Waiver and any other such documents.


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


     SECTION 9. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 10. Counterparts. This Waiver may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.



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



     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                   REMINGTON PRODUCTS COMPANY L.L.C.



                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   REMINGTON CONSUMER PRODUCTS LIMITED


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   THE CHASE MANHATTAN BANK, as Administrative
                                   Agent for the Lenders, as a Lender and as (or on behalf of) the Issuing Bank


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:



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



                                   BANQUE NATIONALE DE PARIS, as a
                                   Co-Documentation Agent and as a Lender


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   FLEET NATIONAL BANK, as a Co-Documentation
                                   Agent and as a Lender


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   CORESTATES BANK, N.A.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   FIRST UNION BANK OF CONNECTICUT


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:



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




                                   HELLER FINANCIAL, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   PEOPLE'S BANK


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   THE PROVIDENT BANK


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


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